Exhibit 10.8

Dated: April 12, 2013

POWER OF ATTORNEY

I, Zhuang Chenchao (ID card no. 310107197603264035) hereby irrevocably authorize any individual appointed, in writing, by Beijing Qunar Software Technology Co., Ltd. , who is approved by Qunar Cayman Islands Limited (Authorizee) to solely exercise , in the manner as approved by Qunar Cayman Islands Limited the following powers and rights during the term of this Power of Attorney (POA):

I hereby authorize and designate the Authorizee to vote on my behalf at the shareholders’ meetings of Beijing Qu Na Information Technology Co., Ltd. ( , Beijing Qunar) and to exercise full power and rights as a shareholder of Beijing Qunar as granted to myself by applicable laws and under Beijing Qunar’s Articles of Association. Such power and rights as a shareholder include, but are not limited to, the right to propose the holding of the shareholders’ meetings of Beijing Qunar, to accept any notification(s) regarding the holding and discussion procedures for the shareholders’ meetings, to attend the shareholders’ meetings of Beijing Qunar and to exercise full voting rights (i.e., being my authorized representative at shareholders’ meetings, designating and appointing an executive director, directors to the Board and the general manager, determining profit distributions, etc.), and to sell or transfer any or all of my equity interests in Beijing Qunar.

In exercising the rights and powers provided hereunder, the Authorizee shall act with due care and diligence pursuant to the applicable laws.

This POA shall retroactively take effect from 1 May 2012, and shall remain in full force and effect until Zhuang Chenchao is no longer shareholder of Beijing Qunar anymore.

By:	/s/ ZHUANG Chenchao
Zhuang Chenchao

Dated: April 12, 2013

POWER OF ATTORNEY

I, Zhang Dongchen (ID card no. 110103197708030953) hereby irrevocably authorize any individual appointed, in writing, by Beijing Qunar Software Technology Co., Ltd., who is approved by Qunar Cayman Islands Limited (Authorizee) to solely exercise , in the manner as approved by Qunar Cayman Islands Limited the following powers and rights during the term of this Power of Attorney (POA):

I hereby authorize and designate the Authorizee to vote on my behalf at the shareholders’ meetings of Beijing Qu Na Information Technology Co., Ltd. ( , Beijing Qunar) and to exercise full power and rights as a shareholder of Beijing Qunar as granted to myself by applicable laws and under Beijing Qunar’s Articles of Association. Such power and rights as a shareholder include, but are not limited to, the right to propose the holding of the shareholders’ meetings of Beijing Qunar, to accept any notification(s) regarding the holding and discussion procedures for the shareholders’ meetings, to attend the shareholders’ meetings of Beijing Qunar and to exercise full voting rights (i.e., being my authorized representative at shareholders’ meetings, designating and appointing an executive director, directors to the Board and the general manager, determining profit distributions, etc.), and to sell or transfer any or all of my equity interests in Beijing Qunar.

In exercising the rights and powers provided hereunder, the Authorizee shall act with due care and diligence and pursuant to this POA and the applicable laws.

This POA shall retroactively take effect from 1 May 2012, and shall remain in full force and effect until Zhang Dongchen does not hold any equity interest in Beijing Qunar anymore.

By:	/s/ ZHANG Dongchen
Zhang Dongchen